SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 13, 2004

THE MACERICH COMPANY

(Exact Name of Registrant as Specified in its Charter)

MARYLAND	1-12504	95-4448705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401

(Address of principal executive office, including zip code)

Registrant’s telephone number, including area code  (310) 394-6000

N/A

(Former name, former address and former fiscal year, if changed since last report)

ITEM 9. REGULATION FD DISCLOSURE.

Institutional Shareholder Services (“ISS”) requested that The Macerich Company provide ISS with additional information about tax fees that The Macerich Company reported in its proxy statement for its 2004 Annual Meeting of Stockholders.  ISS further requested that The Macerich Company publish this information in a Form 8-K filing.

FEES PAID TO INDEPENDENT ACCOUNTANTS

The following table sets forth fees billed by PricewaterhouseCoopers LLP for services rendered for the fiscal year ended December 31, 2003:

Audit Fees	$850,533
Audit-Related Fees	306,917
Tax Fees-Preparation and Compliance	1,749,716

Total Audit, Audit-Related and Tax Preparation and Compliance Fees	2,907,166

Other Non-Audit Fees:
Tax Fees-Other	945,887
All Other Fees	0

Total-Other Fees	945,887

Total-Fees	$3,853,053

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Macerich Company has duly caused this report to be signed by the undersigned, hereunto duly authorized, in the City of Santa Monica, State of California, on May 13, 2004.

THE MACERICH COMPANY

By: THOMAS E. O’HERN

/s/ Thomas E. O’Hern
Executive Vice President,
Chief Financial Officer
And Treasurer